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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF INLAND RESOURCES INC.


                                                                                       State of
                                                          Percentage                 Incorporation
              Name                                         Ownership                or Organization
             -------                                       ---------                ---------------
    Inland Production Company                               100.00%                      Texas

    West Monument Butte Pipeline Company                     83.86%                       Utah
